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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 4, 2004

ZEOLITE MINING CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-50120	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

:2/F Hang Wei Bldg.
Road 2
North Hi-Tech Park
Shenzhen, Guangdong
Peoples Republic of China
 (Address of principal executive offices and Zip Code)

(86755)26994588
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)     On October 5, 2004, the accounting firm of Williams & Webster, P.S. was dismissed by the Registrant's Board of Directors as the Registrant's independent auditors. During the two most recent fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Registrant and Williams & Webster. Williams & Webster, P.S. were dismissed because the Company determined that it was in its best interests to have its auditor located in the Vancouver, British Columbia where the Registrant's corporate headquarters are located.

(b)     The Report of Williams & Webster, P.S. on the Registrant's financial statements as of and for the years ended June 30, 2004 and 2003 did not contain an adverse, qualified or disclaimer of opinion. However, the Reports did contain an explanatory paragraph wherein Williams & Webster expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c)     The Registrant has requested Williams & Webster to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4.01 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Williams & Webster on October 6, 2004, via email. We have not received a reply from Williams & Webster.

(d)     At its board meeting on October 1, 2004, the Board of Directors of the Registrant engaged Rotenberg and Company LLP, Certified Public Accountants, 1870 Winton Road South, Suite 200, Rochester, New York, as its independent auditor for its fiscal year ending September 30, 2004. Rotenberg and Company LLP accepted such appointment on October 1, 2004. Prior to their appointment, the Registrant did not consult with Rotenberg and Company LLC on any matters related to accounting or the type of opinion they may issue.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

16.1	Letter from Williams & Webster, P.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of October, 2004.

ZEOLITE MINING CORPORATION

BY:	/s/ Wang Hanquing
Wang Hanquing, President, Chief Executive Officer,
and a member of the Board of Directors